     As filed with the Securities and Exchange Commission on August 27, 2004

                                                    Registration No. 333-_______

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

            MICHIGAN                                     42-1591104
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                     identification no.)

                           1800 East Twelve Mile Road
                         Madison Heights, Michigan 48071
          (Address of principal executive offices, including zip code)

                                 PSB GROUP, INC.
                          2004 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                                         WITH A COPY TO:
ROBERT L. COLE                           TIMOTHY E. KRAEPEL
PRESIDENT AND CHIEF EXECUTIVE OFFICER    HOWARD & HOWARD ATTORNEYS, P.C.
PSB GROUP, INC.                          THE PINEHURST OFFICE CENTER, SUITE 101
1800 EAST TWELVE MILE ROAD               39400 NORTH WOODWARD AVENUE
MADISON HEIGHTS, MICHIGAN 48071          BLOOMFIELD HILLS, MICHIGAN 48304-5151
(Name and address of agent for service)  (248) 645-1483
(248) 548-2900
(Telephone number, including area code, of agent for service)


                                 CALCULATION OF REGISTRATION FEE
================================================================================================
                                                Proposed         Proposed
                                  Amount         maximum          maximum
  Title of Securities to           to be      offering price     aggregate         Amount of
      be Registered             registered      per share      offering price   Registration fee
                                    (1)           (2)              (2)
-----------------------------   -----------   ------------   ----------------   ----------------
Common Stock, no par value        450,000        $20.125        $9,056,250          $1,148
================================================================================================

(1) Plus, pursuant to Rule 416, an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Registrant's Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced 2004 Stock Compensation Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the $20.125 average of the closing bid and asked prices of Registrant's Common Stock on the OTC Bulletin Board on August 24, 2004.

                                     PART I.

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in this Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 000-50301) are incorporated in this Registration Statement by reference:

         (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

         (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

         (3) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2003;

         (4) the information contained in the Registrant's definitive Proxy Statement filed with the Commission on March 29, 2004 relating to its 2004 Annual Meeting of Shareholders (with the exception of the compensation committee report, the audit committee report, and the performance graph which are not incorporated by reference); and

         (5) the description of Registrant's Common Stock, no par value which is contained in Registrant's Current Report on Form 8-K filed with the Commission on August 27, 2004, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 7 of the Registrant's Bylaws provides as follows:

             ARTICLE VII. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         7.1 GENERAL. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative including without limitation any proceeding in the right of the Corporation, by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, penalties, fines and amounts paid in settlement as are actually and reasonably incurred by him/her in connection with such action, suit or proceeding to the maximum extent permitted by the laws of the State of Michigan and consistent with the provisions of the Michigan Business Corporation Act, as the same now exists or may hereafter be amended (the "Act").

         7.2 PURCHASE OF DIRECTOR AND OFFICER LIABILITY INSURANCE. The Corporation may purchase and maintain insurance or create and maintain a trust fund or other form of funded arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another depository institution, domestic or foreign corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify the person against the liability under these Bylaws or the Act.

         7.3 PROVISIONS FOR INDEMNIFICATION NOT EXCLUSIVE. The foregoing provisions for indemnification of advancement of expenses shall not be exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled by contract or otherwise by law, and the foregoing rights of indemnification shall inure to the benefit of the heirs and personal representatives of such persons.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

             Not applicable.

ITEM 8.  EXHIBITS

         The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit index filed as part of this Registration Statement on page 7 hereof.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in period reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison Heights, State of Michigan, on August 27, 2004.


                     PSB GROUP, INC.
                              (Registrant)


                     By:      /s/Robert L. Cole
                        --------------------------------------------------------
                              Robert L. Cole
                              President, Chief Executive Officer and Director
                              (Principal Executive Officer)


                     By:      /s/David A. Wilson
                        --------------------------------------------------------
                              David A. Wilson
                              Senior Vice President and Chief Financial Officer
                              (Principal Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  Signature                                  Title                                             Date
                  ---------                                  -----                                             ----
/s/Robert L. Cole                                         President, Chief Executive Officer          August 27, 2004
--------------------------------------------              (Principal Executive Officer)
Robert L. Cole                                            and Director


     **                                                   Chairman of the Board                       August 27, 2004
--------------------------------------------              and Director
David L. Wood


    **                                                    Director                                    August 27, 2004
--------------------------------------------
James B. Jacobs


    **                                                    Director                                    August 27, 2004
--------------------------------------------
Michael J. Kowalski

                                                          Director                                    August 27, 2004
     **
--------------------------------------------
Longine V. Morawski

    **                                                    Director                                    August 27, 2004
--------------------------------------------
Sydney L. Ross


    **                                                    Director                                    August 27, 2004
--------------------------------------------
Edward H. Turner




**By:    /s/Robert L. Cole
     -------------------------------
         Robert L. Cole
         Attorney-in-Fact

                                  EXHIBIT INDEX

        EXHIBIT
        NUMBER        DESCRIPTION


        5.1           Opinion of Howard & Howard Attorneys, P.C.

        23.1          Consent of Plante & Moran, PLLC.

        23.2 Consent of Howard & Howard Attorneys, P.C. (contained in their opinion filed as Exhibit 5.1).

        24            Power of Attorney